                                                                      EXHIBIT 21

                           ADOBE SYSTEMS INCORPORATED
                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY LEGAL NAME                                     JURISDICTION OF INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
The Americas:
  Adobe Systems FSC, Inc.                                 Territory of Guam
  Image Club Graphics, Inc.                               Canada
  LTC OEM Corporation                                     California
  Ceneca Communications, Inc.                             California
  OCR Systems, Inc.                                       Pennsylvania
  Frame Technology Corporation                            California
  Frame International, Inc.                               Delaware
  Frame International (Barbados), Inc.                    Barbados
  Frame Canada Limited                                    Canada
  Mastersoft Corporation                                  Arizona

Europe:
  Adobe Systems Europe Ltd.                               United Kingdom
  Adobe Systems Direct Ltd.                               United Kingdom
  Adobe Systems Holding BV                                The Netherlands
  Adobe Systems Nordic AB                                 Sweden
  Adobe Systems Benelux BV                                The Netherlands
  Aldus Software GmbH                                     Federal Republic of Germany
  Aldus Manutius Software AG                              Switzerland
  Adobe Systems France SARL                               France
  Adobe Systems Italia SRL                                Italy
  Adobe Informatica                                       Spain
  Adobe Systems U.K., Ltd.                                United Kingdom
  Aldus Ireland                                           Ireland
  Frame International Limited                             Ireland
  Frame International Limited                             United Kingdom
  Frame Technology GmbH                                   Federal Republic of Germany
  Logicadre SARL                                          France
  Curo Technology Europe BV                               The Netherlands

Pacific Rim:
  Adobe Systems Company Ltd.                              Japan
  Adobe Systems Japan                                     California
  Adobe Australia Pty.                                    Australia

All subsidiaries of the registrant are wholly owned and do business under their legal names.